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                                                                 EXHIBIT 21

               SUBSIDIARIES OF CROWN CASTLE INTERNATIONAL CORP.
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I.   Crown Castle International Corp. (Delaware) owns 100% of Crown
     Communication Inc. (Delaware).

     A. Crown Communication Inc. owns 100% of the following entities:

          1.  Crown Network Systems, Inc. (Pennsylvania).

          2.  Crown Mobile Systems, Inc. (Pennsylvania).

          3.  Spectrum Site Management Corporation (Delaware).

          4.  Crown Castle International Corp. de Puerto Rico (Puerto Rico).

          5. TEA Group Incorporated (Georgia), which in turn owns 100% of the following entity:

              a.   TeleStructures, Inc. (Georgia).

          6.  Crown Communication New York, Inc. (Delaware).

          7.  Crown Communication Virginia, Inc. (Delaware).

II. Crown Castle International Corp. owns 34.3% of Castle Transmission Services (Holdings) Ltd (England and Wales) ("CTSH").

     A. CTSH owns 100% of the following entity:

        1. Castle Transmission International Ltd (England and Wales)., which in turn owns 100% of the following entities:

             a.   Castle Transmission (Finance) plc (England and Wales).

             b. Castle Transmission International Pension Trust Ltd (England and Wales).